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                                Exhibit 23.1


































                                  EXH 23.1
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KPMG PEAT MARWICK LLP
Certified Public Accountants
303 Peachtree Street, N.E.
Suite 2000
Atlanta, GA 30308






                         INDEPENDENT AUDITORS' CONSENT



The Shareholders and The Board of Directors
AFLAC Incorporated


We consent to incorporation by reference in the Registration Statement No. 33-41926 on Form S-3 of AFLAC Incorporated of our report dated January 29, 1996, relating to the consolidated balance sheets of AFLAC Incorporated and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the 1995 annual report to shareholders and is incorporated by reference in the December 31, 1995, annual report on Form 10-K of AFLAC Incorporated.




                                          KPMG PEAT MARWICK LLP




Atlanta, Georgia
March 26, 1996

















                                  EXH 23.1-1